EXHIBIT 8(x)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

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                                                                    EXHIBIT 8(x)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT
                    -----------------------------------------

         The Fund Participation Agreement, dated February 14, 2001 between IL ANNUITY AND INSURANCE COMPANY, a life insurance company organized under the laws of the State of Kansas ("Insurance Company"), and DREYFUS INVESTMENT PORTFOLIOS (the "Fund") is hereby amended, as of the effective date of this agreement, and as follows:

         Exhibit A is hereby amended to read in its entirety as follows:

                                                "EXHIBIT A
                                       LIST OF PARTICIPATING FUNDS

FUND NAME                                            SHARE CLASS
---------                                            -----------

Dreyfus Investment Portfolios

         Founders Discovery Portfolio                Service Shares
         Founders Passport Portfolio                 Service Shares
         Founders International Equity               Service Shares
         Portfolio
         Founders Growth Portfolio                   Service Shares"


All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

Effective Date:  April 23, 20001

IL ANNUITY AND INSURANCE COMPANY

By:    /s/ Daniel J. LaBonte
      -------------------------------------------------

Name:  Daniel J. LaBonte
      -------------------------------------------------

Title: Sales Officers
      -------------------------------------------------

DREYFUS INVESTMENT PORTFOLIOS

By:    /s/ Steven F. Newman
      -------------------------------------------------

Name: Steven F. Newman
      -------------------------------------------------

Title: Secretary
      -------------------------------------------------

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